UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 29, 2017

Liberty Global plc
(Exact Name of Registrant as Specified in Charter)

England and Wales	001-35961	98-1112770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

Griffin House, 161 Hammersmith Rd, London, United Kingdom
W6 8BS
(Address of Principal Executive Office)

+44.208.483.6449 or 303.220.6600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets

On December 29, 2017 at 5:00 p.m., New York City time (the “Distribution Date”), Liberty Global plc (the “Company”) completed its previously-announced split-off (the “Split-Off”) of its former wholly-owned subsidiary Liberty Latin America Ltd. (“Splitco”).
The Split-Off was accomplished by (i) the distribution by the Company to holders of its LiLAC ordinary shares of all of Spltico’s common shares and (ii) immediately following the distribution, the LiLAC ordinary shares were redesignated as deferred shares (with virtually no economic rights) and those deferred shares were transferred for no consideration to a third-party designee, in each case, in accordance with the Company’s articles of association and applicable law. Pursuant to the Split-Off, the Company distributed to holders of its LiLAC ordinary shares, as a dividend, (i) one Class A common share, par value $0.01 per share, of Splitco for each Class A LiLAC ordinary share, (ii) one Class B common share, par value $0.01 per share, of Splitco for each Class B LiLAC ordinary share and (iii) one Class C common share, par value $0.01 per share, of Splitco for each Class C LiLAC ordinary share, in each case, held by such holder as of the Distribution Date (the “Distribution”). As a result of the Split-Off, Splitco is an independent, publicly traded company and its assets and liabilities consist of the businesses, assets and liabilities that were formerly attributed to the Company’s LiLAC Group, including Cable & Wireless Communications Limited, VTR.com SpA, a 60% ownership interest in Liberty Cablevision of Puerto Rico LLC and related cash and cash equivalents and indebtedness.
In connection with the Split-Off, the Company entered into a Reorganization Agreement, dated as of December 29, 2017, between the Company and Splitco, which provides for, among other things, the principal corporate transactions (including the internal restructuring) required to effect the Split-Off, certain conditions to the Split-Off and provisions governing the relationship between the Company and Splitco with respect to and resulting from the Split-Off.
The section of the prospectus forming a part of Amendment No. 1 to Splitco’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on December 8, 2017 (File No. 333-221608), entitled “Certain Relationships and Related Party Transactions-Relationships Between Splitco and Liberty Global,” which describes the material terms of the Reorganization Agreement, is incorporated herein by reference. This description is qualified in its entirety by reference to the full text of the Reorganization Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K.
Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
In sessions of the Board of Directors (the “Board”) of the Company, including a session on October 18, 2017, the Board considered and authorized the management of the Company to pursue a proposed transaction whereby the Company’s assets and liabilities would be reorganized in anticipation of the Split-Off. In anticipation of the Split-Off, the Board determined on December 15, 2017 that the Company would cause its Class A and Class C LiLAC ordinary shares to be delisted from the Nasdaq Global Select Market, where they previously traded under the symbols “LILA” and “LILAK,” respectively, after market close on the Distribution Date.
Item 9.01 Financial Statements and Exhibits.

(b) Pro forma financial information

The following financial information required by this Item is substantially similar to:

(i)
the attributed statement of operations and comprehensive loss information for the nine months ended September 30, 2017 and the attributed balance sheet information as of September 30, 2017 for the Liberty Global Group, as presented in Exhibit 99.1 to Liberty Global’s Quarterly Report on Form 10-Q (the “Q3 10-Q”); and

(ii)
the attributed statement of operations and comprehensive loss information for the years ended December 31, 2016, 2015 and 2014 for the Liberty Global Group, as presented in Exhibit 99.1 to Liberty Global’s Annual Report on Form 10-K for the year ended December 31, 2016, as amended (the “2016 10-K”).

Accordingly, the above-described attributed financial information is incorporated by reference to Exhibit 99.1 to the Q3 10-Q and Exhibit 99.1 to the 2016-10-K in order to satisfy the requirements of Item 9.01(b).

(d) Exhibits

Exhibit No.	Name
2.1
Reorganization Agreement, dated as of December 29, 2017, between Liberty Global plc and Liberty Latin America Ltd. (incorporated by reference to Exhibit 2.1 to Liberty Latin America Ltd.’s Post-Effective Amendment No. 1 to its Registration Statement on Form S-1 filed on December 29, 2017 (File No. 333-221608)).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY GLOBAL PLC

By:	/s/ RANDY L. LAZZELL
Randy L. Lazzell
Vice President

Date: January 5, 2018